SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported): June 26, 2003



                               AVADO BRANDS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


             Georgia                    0-19542               59-2778983
-------------------------------     ----------------      -------------------
(State or other Jurisdiction of     (Commission File         (IRS Employer
Incorporation or Organization)          Number)           Identification No.)


         Hancock at Washington
           Madison, Georgia                              30650
----------------------------------------       -------------------------


       Registrant's telephone number, including area code: (706) 342-4552

                                 Not Applicable
          (Former name or former address, if changed since last report)



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     ITEM 5. OTHER EVENTS

     On June 26, 2003, the Company received a copy of a Notice of Default and Acceleration Notice (the "Notice"), purportedly also delivered to the Trustee of the Company's 9.75% Senior Notes due June 2006 (the "Notes"), by holders representing $66.1 million of the $105.3 million in total outstanding principal amount of Notes. The Notice asserts that the Company is in technical violation of certain terms of and breached certain covenants under the Note Indenture. The Notice demands that the alleged events of default be remedied.

     The Company has made all payments of interest due under the Notes and as disclosed in the Company's Form 8-K filed with the Commission on May 6, 2003, the Company maintains that it is in full compliance with all the terms and covenants of the Note Indenture as well as the terms and covenants of its other secured and unsecured debt agreements. The Company will assert its position with the Trustee as provided under the terms of the Indenture and intends to contest the claims that events of default have occurred under the Note Indenture.

     In the event that it is finally determined that events of default, in fact, occurred, and the Company's obligations to pay the outstanding principal amounts due under the Notes are accelerated, cross-default provisions contained in the Company's other debt agreements would also be triggered. The company does not currently have sufficient liquidity to satisfy these obligations and it is likely that the Company would be forced to seek protection from its creditors in that event.

     Statements contained herein that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated. Factors that may cause actual results to differ from the forward-looking statements contained herein and that may affect the Company's prospects in general are described in Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended April 2, 2000, and the Company's other filings with the Securities and Exchange Commission.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AVADO BRANDS, INC.


                                         By:/s/Louis J. Profumo
                                         ----------------------
                                         Chief Financial Officer


Date:  July 1, 2003


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